UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

__________________________________________________________________

Date of Report (Date of earliest event reported): August 10, 2017

Digital Power Corporation

(Exact Name of Registrant as Specified in Charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA	94538-3158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2017, Digital Power Corporation, a California corporation (the “Company”), entered into Securities Purchase Agreements (“Agreements”) with five institutional investors (the “Investors”) to sell for an aggregate purchase price of $800,000, 10% Senior Convertible Promissory Notes (“Convertible Notes”) with an aggregate principal face amount of $880,000 and warrants to purchase an aggregate of 1,466,667 shares of common stock. As described further below, the principal of the Convertible Notes and interest earned thereon may be converted into shares of common stock at $0.60 per share and under the terms of the Warrant, up to 1,466,667 shares of common stock may be purchased at an exercise price of $0.66 per share. Under the Registration Rights Agreement, the Company has agreed to register the shares of common stock underlying the Convertible Notes and Warrants under the Securities Act of 1933.

Description of the 10% Senior Convertible Promissory Notes

The Convertible Notes are in the aggregate principal amount of $880,000 and were sold for $800,000 and bear simple interest at 10% on the principal amount, and principal and interest are due on February 10, 2018. Subject to certain beneficial ownership limitations, each Investor may convert the principal amount of the Convertible Note and accrued interest earned thereon at any time into shares of common stock at $0.60 per share. The conversion price of the Convertible Notes is subject to adjustment for customary stock splits, stock dividends, combinations or similar events.

The Convertible Notes contain standard and customary events of default including, but not limited to, failure to make payments when due under the Convertible Note, failure to comply with certain covenants contained in the Convertible Note, or bankruptcy or insolvency of the Company. In the Event of Default, the Company may be required to pay the Investor the principal amount due plus accrued interest earned thereon times 125%, plus any other expenses.

Upon notice and other conditions, the Company may at any time prior to conversion prepay the outstanding principal balance of the Convertible Notes and accrued interest earn thereon by paying the following multiples of the outstanding principal balance and accrued interest earn thereon depending on the prepayment date (i) within 30 days – 105%; (ii) 31 to 60 days - 110%; 61 to 120 days - 115%; and 120 days to maturity - 120%. In addition, the Investors may, at their option, require the Company to repay all or a portion of the Convertible Notes and interest earned thereon in the event the Company issues, or in a series within 6 months issues, debt or equity in the aggregate amount of $2 million or more.

In addition, while any principal amount, interest or fees or expenses due under the Convertible Notes remain outstanding and unpaid, the Company shall not enter into any public or private offering of its securities (including securities convertible into shares of common stock) with any other investor that has the effect of establishing rights or otherwise benefiting such other investor in a manner more favorable in any material respect to such other investor than the rights and benefits established in favor of the Investor unless, in any such case, the Investor has been provided with the same rights and benefits. Further, until the earlier of the Convertible Notes repayment or conversion, the Company shall not enter into a variable rate transactions.

Description of Warrants.

The Warrants entitles the holders to purchase, in the aggregate, up to 1,466,667 shares of common stock at an exercise price of $0.66 per share for a period of five years subject to certain beneficial ownership limitations. The Warrant is exercisable six months after the issuance date. The exercise price of $0.66 is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. The Warrant may be exercised for cash or on a cashless basis.

Registration Rights Agreement

The Company will file, at its expense, for the benefit of the Investors a registration statement for the resale of the shares of Common Stock underlying the Convertible Notes and Warrants by September 10, 2017 and cause such registration statement to be declared effective within 120 days of September 10, 2017, subject to any resale limitation imposed by the SEC.

The foregoing are only brief descriptions of the material terms of the Warrant, Agreement, Convertible Note, and Registration Rights Agreement, the forms of which are attached hereto as Exhibits 4.1, and 10.1 through 10.3, respectively, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Convertible Notes and the Warrants described in this Current Report on Form 8-K were offered and sold to the Investors in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

The Company engaged Divine Capital Markets LLC as Placement Agent (the “Placement Agent”) for the private placement of $550,000 face amount of the Convertible Notes. For its services, the Placement Agent received (i) a 10.0% commission on the sale of $550,000 face amount of the Convertible Notes; (ii) warrants to purchase 10% of the $550,000 face amount of the Convertible Note and Warrants sold at 120% of the Convertible Note face amount; and (iii) a 3.0% non-refundable expense allowance on the sale of $550,000 face amount of the Convertible Note.

Item 9.01     Financial Statements and Exhibits (d)

Exhibit
No.	Description

4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of 10% Senior Convertible Promissory Note
10.3	Form of Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

Date: August 10, 2017	By:	/s/ Amos Kohn

Amos Kohn,
President and Chief Executive Officer
(Duly Authorized Officer)